Exhibit 99.1

For Immediate Release

Media Contact:	Investor Contact:
Melissa Jarmel	Debbie Koopman
(312) 435-7137	(312) 789-8532
news@cbot.com	investorrelations@cbot.com

CBOT Holdings Reports Best Year in Company History for Revenue, Operating Margins and Earnings

—Achieves Fifth Consecutive Year of Record Trading Volume

—Delivers Strong Finish to 2006 with Record Fourth-Quarter Results

CHICAGO, January 31, 2007 – CBOT Holdings, Inc. (CBOT), holding company for the Chicago Board of Trade, today announced record revenue of $169.3 million for the fourth quarter ended December 31, 2006, a 48 percent increase over the prior year period. Net income for the fourth quarter was $44.9 million, more than double last year’s fourth quarter net income of $17.7 million. Diluted earnings per share were $0.85 and $0.34, for the fourth quarter of 2006 and 2005, respectively. Growth in trading volume, higher average exchange fee rates and disciplined expense management drove these strong financial results.

Included in the fourth-quarter 2006 results are $9.5 million in merger-related expenses, which are non-deductible for tax purposes and consist primarily of professional fees incurred in connection with the CBOT’s proposed merger with Chicago Mercantile Exchange Holdings Inc. (CME). On a non-GAAP basis, excluding the merger-related expenses, net income for the quarter ending December 31, 2006 was $54.4 million or $1.03 per diluted share.

For the year ended December 31, 2006, the company achieved record revenue of $621.1 million, a 35 percent increase from $461.5 million a year ago. Net income for the year of $172.2 million was the best ever for the company, reflecting a 125 percent increase compared with last year’s net income of $76.5 million. Diluted earnings per share were $3.26 for the year. Excluding non-tax deductible, merger-related expenses of $9.7 million for the year, non-GAAP net income was $181.9 million, or $3.44 per diluted share, for the 2006 fiscal year.

“Our record-setting results for the quarter and the year reflect the success of our strategic growth initiatives and our ability to capitalize on our scaleable business model,” said Bernard W. Dan, president and CEO of the CBOT. These results were particularly rewarding given the changing dynamics in our marketplace. The financial services industry is witnessing an expansion in global access to risk management vehicles, and with that, competition among cash, futures and over-the-counter markets is intensifying.”

“This past year unquestionably has been a momentous one for the CBOT, as we took important steps to strengthen our competitive position in a consolidating marketplace. Our decision to merge with CME was paramount in our efforts to secure a stronger future for the CBOT, while benefiting our market users. Other initiatives such as our move to offer electronic trading of Agricultural futures during daytime trading hours and our launch of the Asian-based commodities Exchange, JADE, lay the groundwork for future growth of the CBOT. In 2007, we will focus on serving the diverse needs of our customer base with innovative products and services while successfully completing our merger with CME.” said Dan.

Financial Highlights:

($s in millions, except per share)	Q4 FY06	Q4 FY05	Y/Y		FY06	FY05	Y/Y
Revenues	$169.3	$114.7	48%		$621.1	$461.5	35%
GAAP Operating Income	$75.8	$28.0	171%		$276.0	$130.5	112%
Non-GAAP Operating Income	$85.3	$28.0	205%		$285.7	$130.5	119%
GAAP Operating Margin %	44.8%	24.4%	20.4	pts	44.4%	28.3%	16.1	pts
Non-GAAP Operating Margin %	50.4%	24.4%	26.0	pts	46.0%	28.3%	17.7	pts
GAAP Net Income	$44.9	$17.7	154%		$172.2	$76.5	125%
Non-GAAP Net Income	$54.4	$17.7	207%		$181.9	$76.5	138%
GAAP Diluted EPS	$0.85	$0.34	150%		$3.26	$1.09	*
Non-GAAP Diluted EPS	$1.03	$0.34	203%		$3.44	$1.09	*

NOTE: Certain prior period amounts have been reclassified to conform to current period presentation. The non-GAAP financial measures of operating performance exclude merger-related expenses of $9.5 million for the fourth quarter and $9.7 million for the year. The merger-related expenses are non-deductible for tax purposes, thus the pre-tax and after-tax impact is the same. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future. * Percentage change for fiscal year EPS is not meaningful due to the company’s demutualization in second quarter of 2005.

Revenue growth for the fourth quarter and the year was primarily driven by increased trading volume and higher average rates per contract, resulting in higher exchange and clearing fees. Revenue also benefited from a 33 percent increase in market data fees for the quarter and the year. The growth in market data fees was primarily generated by a market data price increase implemented January 1, 2006.

For the year, exchange and clearing fees increased 38 percent over the prior year. This growth was generated by a 19.5 percent rise in trading volume and a 15 percent increase in the average rate per contract in 2006 compared with 2005. CBOT achieved its fifth consecutive year of record-breaking volume. Trading volume for the year reached 805.9 million contracts, with volume increases across each of CBOT’s major product categories. Average daily volume (ADV) for the year ended December 31, 2006 was 3.2 million contracts, up 20 percent from the same period last year. Average daily trading volume on the CBOT’s e-cbot® electronic trading platform grew 29 percent, representing 70 percent of total exchange ADV in 2006 compared with 65 percent in 2005.

For the quarter, exchange and clearing fees increased 56 percent compared with the same period last year, reflecting a 36 percent lift in trading volume and a 15 percent increase in the average rate per contract. Trading volume for the quarter was 205.9 million contracts versus 151.4 million in last year’s fourth quarter. The average rate per contract was $0.653 for the quarter compared with $0.570 in the fourth quarter of 2005. The rate increase primarily resulted from changes in trading fees, as part of the company’s strategy to further segment its pricing structure. Additionally, the average rate per contract benefited from increased electronic trading of Agricultural contracts, resulting from the August 1, 2006, introduction of electronic trading of Agricultural futures during daytime trading hours. The average rate per contract represents total exchange and clearing fee revenue divided by total reported trading volume.

Average daily volume in the fourth quarter was 3.3 million contracts, up 36 percent compared with the 2005 fourth quarter. In addition, ADV on the CBOT’s e-cbot® electronic trading platform rose to 73 percent of total exchange ADV, up from 68 percent in the fourth quarter of 2005, reflecting strong adaptation to the side-by-side trading of Agricultural futures.

Total operating expenses for the fourth quarter were $93.5 million, up 8 percent over the prior year’s fourth quarter. Excluding merger-related expenses of $9.5 million for the quarter, operating expenses declined 3 percent compared with the prior year period. Volume-based expenses of $21.1 million rose 32 percent, in line with the growth in trading volume. Baseline and other costs, or non-volume based expenses, were $72.4 million this quarter compared with $70.7 million in the fourth quarter of 2005, a 2 percent increase.

Strong expense controls were a key driver in boosting operating margins. In the fourth quarter, operating margins expanded by more than 20 percentage points to 44.8 percent from 24.4 percent in the same period last year. Excluding merger-related expenses, the operating margin for the quarter was 50.4 percent, up 26 percentage points.

Other Financial Metrics (in millions, except rate per contract)

	Q4 FY06	Q4 FY05	FY06	FY05
Average Daily Volume	3.3	2.4	3.2	2.7
Reported Trading Volume	205.9	151.4	805.9	674.7
Average Rate per Contract	$0.653	$0.570	$0.597	$0.517
Depreciation & Amortization	$12.3	$13.7	$54.8	$54.9
Non-Cash Stock Compensation	$0.5	$1.8	$2.7	$1.8
Capital Expenditures	$4.6	$12.8	$24.1	$40.2

CBOT Fourth Quarter 2006 Operational Highlights

•	Entered into a definitive agreement to merge with Chicago Mercantile Exchange Holdings Inc. to create the most extensive and diverse global derivatives exchange.

•	Reached new record for daily trading volume, topping 7 million contracts.

•	Introduced open auction trading of options on Full-sized Gold (100 oz.) and Silver (5,000 oz.) futures contracts, listing them “side-by-side” with electronic trading in the contracts to create additional trading opportunities for customers.

•	Launched Dow Jones-AIG Excess Return Commodity IndexSM futures contract, which was developed at the request of market participants seeking an exchange-traded instrument that provides diverse, global commodities exposure. Subsequently, this contract became eligible for wholesale transactions.

•	Implemented new process and delivery enhancements to the Metals complex, introducing an Electronic Vault Delivery Receipt system for the Precious Metals complex.

•	Implemented a directed fungibility program between the Full-sized and mini-sized Agricultural futures contracts.

•	Launched clearing services for two new over-the-counter (OTC) Ethanol Calendar Swap contracts, forward and previous month calendar swaps, the first exchange-cleared OTC products to be specifically tailored for use in the ethanol industry.

•	Chicago Mercantile Exchange Holdings Inc. and CBOT Holdings, Inc. filed a joint proxy and registration statement on Form S-4 with the U.S. Securities and Exchange Commission relating to the proposed merger of the two companies.

Outlook

The guidance outlined below is based on the company’s current operating model as a standalone company and does not take into account merger-related expenses expected to be incurred in connection with the pending transaction between CBOT and CME. Given current market conditions and what is known today, CBOT currently expects the following for the:

	Fiscal Year 2007	First Quarter 2007
($s in millions, except per contract data)
Baseline and other expenses, which equal total operating expenses less volume-based expenses (excludes merger-related expenses)	$250 – $260	$62 - $65

Non-cash stock compensation expense included in baseline expenses	$4.0 - $4.5	$0.800 – $0.900

Fiscal Year and First Quarter 2007
Volume-based expenses, which include clearing costs and contracted license fees, per reported contract	About $0.103

Absent changes in transaction mix, the average rate per contract should approximate the fourth quarter rate	About $0.653

The company does not provide an outlook for trading volume or revenue but does report the trading volume daily on its website at http://www.cbot.com/cbot/pub/page/0,3181,834,00.html#daily

	4Q 2006	3Q 2006	2Q 2006	1Q 2006	4Q 2005	3Q 2005	2Q 2005	1Q 2005
Trading Days	63	63	63	62	63	64	64	61

AVERAGE RATE PER CONTRACT
	4Q 2006	3Q 2006	2Q 2006	1Q 2006	4Q 2005	3Q 2005	2Q 2005	1Q 2005
PRODUCT:
Interest Rate	0.569	0.568	0.523	0.517	0.537	0.469	0.467	0.482
Agriculture	0.931	0.790	0.680	0.673	0.666	0.631	0.643	0.641
Equity Index	0.803	0.779	0.712	0.760	0.789	0.672	0.630	0.578
Metals, Energy & Other	1.001	1.048	0.986	1.312	1.559	1.360	1.312	0.855

Overall average rate per contract	0.653	0.618	0.564	0.552	0.570	0.501	0.499	0.507

VENUE:
Open-Auction	0.522	0.524	0.515	0.515	0.507	0.485	0.483	0.491
Electronic	0.612	0.562	0.503	0.495	0.506	0.411	0.397	0.400
Off-Exchange	3.179	3.172	2.564	2.296	2.299	2.117	2.404	2.131

Overall average rate per contract	0.653	0.618	0.564	0.552	0.570	0.501	0.499	0.507

AVERAGE DAILY VOLUME (Round Turns, in thousands)

	4Q 2006	3Q 2006	2Q 2006	1Q 2006	4Q 2005	3Q 2005	2Q 2005	1Q 2005
PRODUCT:
Interest Rate	2,480	2,507	2,588	2,561	1,951	2,123	2,368	2,356
Agriculture	611	490	529	412	331	350	404	373
Equity Index	112	110	131	113	112	103	115	105
Metals, Energy & Other	65	56	54	22	9	5	3	4

Total	3,269	3,163	3,302	3,108	2,404	2,582	2,889	2,838

VENUE:
Open-Auction	813	850	990	887	685	773	940	940
Electronic	2,375	2,232	2,220	2,132	1,633	1,707	1,843	1,772
Off-Exchange	81	81	91	88	86	102	106	126

Total	3,269	3,163	3,302	3,108	2,404	2,582	2,889	2,838

TRANSACTION FEES (in thousands)

	4Q 2006	3Q 2006	2Q 2006	1Q 2006	4Q 2005	3Q 2005	2Q 2005	1Q 2005
PRODUCT:
Interest Rate	$88,894	$89,673	$85,339	$82,032	$65,994	$63,741	$70,733	$69,327
Agriculture	35,821	24,378	22,664	17,176	13,869	14,150	16,604	14,598
Equity Index	5,677	5,416	5,859	5,337	5,588	4,439	4,627	3,687
Metals, Energy & Other	4,116	3,699	3,360	1,805	908	393	252	184

Total	$134,509	$123,166	$117,221	$106,351	$86,360	$82,722	$92,216	$87,796

VENUE:
Open-Auction	$26,730	$28,060	$32,136	$28,356	$21,885	$23,979	$29,085	$28,185
Electronic	91,570	79,000	70,341	65,442	52,013	44,872	46,883	43,285
Off-Exchange	16,209	16,106	14,745	12,552	12,462	13,871	16,247	16,325

Total	$134,509	$123,166	$117,221	$106,351	$86,360	$82,722	$92,216	$87,796

Earnings Conference Call

Executives of CBOT will host a conference call to review its fourth quarter results today, January 31, 2007, at 8:00 a.m. ET / 7:00 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the investor relations section of the CBOT Holdings website at http://www.cbot.com. The webcast will be available for replay at the same address approximately two hours following its conclusion. Those wishing to listen to the live audio webcast via telephone should dial 866.314.5232 (U.S. callers) and 617.213.8052 (International callers) at least 10 minutes before the call begins. The verbal passcode for the call is “CBOT Holdings.” To listen to an archived recording after the call, please dial 888-286-8010 (U.S. callers) and 617-801-6888 (International callers). The passcode for the replay is 96871566.

Use of Non-GAAP Financial Information

In this press release, we use non-GAAP financial measures of operating performance. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance,

financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP financial measures do not replace and are not superior to the presentation of our GAAP financial results, but are provided to present the effects of expenses recorded by CBOT Holdings, Inc. in connection with our proposed merger with Chicago Mercantile Exchange Holdings, Inc., and to improve overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, our management uses these measures for reviewing financial results and evaluating financial performance.

About the CBOT

As one of the leading global derivative exchanges, the Chicago Board of Trade provides a diverse mix of financial, equity, and commodity futures and options-on-futures products. Building on its 158-year history, the CBOT continues to advance into the future using the strength of deep liquidity, market integrity and member-trader expertise. Using superior trading technology in both electronic and open-auction trading platforms, the CBOT provides premier customer service to risk managers and investors worldwide. For more information visit our website at www.cbot.com.

Important Merger Information

In connection with the proposed merger of CBOT Holdings, Inc. (“CBOT”) and the Chicago Mercantile Exchange Holdings Inc. (“CME”), the parties have filed relevant materials with the Securities Exchange Commission (“SEC”), including a joint proxy statement/prospectus regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors are able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about CBOT and CME without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus can also be obtained when available, without charge by directing a request to CBOT Holdings, Inc., Attention: Investor Relations, at 141 West Jackson, Chicago, Illinois 60604 or calling (312) 435-3500.

CBOT, CME and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from CBOT shareholders in respect of the proposed transaction. Information regarding CBOT directors and executive officers is available in CBOT’s proxy statement for its 2006 annual meeting of stockholders, dated March 29, 2006. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this document and its attachments may contain forward-looking information regarding CBOT, CME and the combined company after the completion of the transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CBOT and CME including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of CBOT and CME and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of CBOT shareholders or CME shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty. Additional risks and factors are identified in CBOT’s filings with the SEC, including its Report on Form 10-K for the fiscal year ending December 31, 2005 which is available on CBOT’s website at http://www.cbot.com.

You should not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except for any obligation to disclose material information under the Federal securities laws, CBOT undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document.

Other Information

“Dow Jones,” “AIG®” and “Dow Jones-AIG Commodity IndexSM” are service marks of Dow Jones & Company, Inc. and American International Group, Inc. (“American International Group”), as the case may be, and have been licensed for use for certain purposes by CBOT. CBOT’s DJ-AIG ER contract based on the Dow Jones-AIG Commodity IndexSM, are not sponsored, endorsed, sold or promoted by Dow Jones, AIG Financial Products Corp. (“AIG-FP”), American International Group, or any of their respective subsidiaries or affiliates, and none of Dow Jones, AIG-FP, American International Group, or any of their respective subsidiaries or affiliates, makes any representation regarding the advisability of investing in such contracts.

CBOT Holdings, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(unaudited, in thousands)

	12/31/05	03/31/06	06/30/06	09/30/06	12/31/06
ASSETS
Current assets:
Cash and cash equivalents:
Unrestricted	$99,575	$99,882	$60,629	$92,950	$177,664
Held under deposit and membership transfers	1,746	4,966	5,279	2,790	1,503

Total cash and cash equivalents	101,321	104,848	65,908	95,740	179,167

Restricted cash	14,031	29,203	9,182	9,220	975
Short term investments	239,888	253,979	327,956	338,426	312,411
Accounts receivable - net of allowance	33,671	50,962	55,959	60,099	62,451
Deferred income taxes	1,962	1,921	2,240	2,489	—
Prepaid expenses	18,410	23,233	20,778	19,020	9,492

Total current assets	409,283	464,146	482,023	524,994	564,496

Property and equipment:
Land	34,234	34,234	34,234	34,234	34,234
Buildings and equipment	333,014	335,415	340,113	341,171	343,271
Furnishings and fixtures	198,083	189,188	180,813	184,098	184,913
Computer software and systems	93,636	93,719	93,294	93,987	93,942
Construction in progress	5,577	4,469	4,145	4,853	1,906

Total property and equipment	664,544	657,025	652,599	658,343	658,266
Less accumulated depreciation and amortization	409,789	412,108	415,691	426,282	433,989

Property and equipment - net	254,755	244,917	236,908	232,061	224,277

Other assets - net	21,829	21,229	23,403	23,304	22,557

Total assets	$685,867	$730,292	$742,334	$780,359	$811,330

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$20,455	$12,965	$12,291	$13,125	$11,149
Accrued clearing services	11,286	15,023	16,490	15,670	16,226
Accrued real estate taxes	7,730	6,078	8,108	5,605	7,473
Accrued payroll costs	6,351	2,966	4,931	7,739	9,859
Accrued exchange fee rebates	1,200	659	400	450	675
Accrued employee termination	3,063	1,755	1,141	786	624
Accrued liabilities	7,395	7,241	10,672	10,935	11,007
Funds held for deposit and membership transfers	14,821	33,220	13,532	11,088	1,562
Current portion of long-term debt	19,366	19,455	20,014	11,877	10,716
Income tax payable	5,751	24,425	6,001	10,325	10,428
Other current liabilities	5,183	432	412	278	562

Total current liabilities	102,601	124,219	93,992	87,878	80,281

Long-term liabilities:
Deferred income tax liabilities	17,204	14,872	12,200	8,680	2,984
Long-term debt	10,716	—	—	—	—
Other liabilities	13,584	13,837	14,080	12,371	19,645

Total long-term liabilities	41,504	28,709	26,280	21,051	22,629

Total liabilities	144,105	152,928	120,272	108,929	102,910

Stockholders’ equity:
Common stock	53	53	53	53	53
Additional paid-in capital	486,990	487,404	488,651	489,195	489,817
Retained earnings	54,719	89,821	133,281	182,094	226,961
Accumulated other comprehensive income (loss)	—	86	77	88	(8,411)

Total stockholders’ equity	541,762	577,364	622,062	671,430	708,420

Total liabilities and stockholders’ equity	$685,867	$730,292	$742,334	$780,359	$811,330

CBOT Holdings, Inc. and Subsidiaries

Consolidated Statements of Income

(unaudited, in thousands, except per share data)

	QUARTER ENDED					YTD
	03/31/06	06/30/06	09/30/06	12/31/06	12/31/05	12/31/06	12/31/05
Revenues:
Exchange fees	$83,120	$91,855	$93,901	$104,448	$68,086	$373,324	$266,957
Clearing fees	23,231	25,366	29,265	30,061	18,274	107,923	82,137
Market data	23,643	26,286	23,709	24,970	18,765	98,608	73,882
Building	5,505	5,910	5,768	5,956	5,479	23,139	22,161
Services	4,236	4,299	4,431	3,280	3,852	16,246	15,296
Other	351	407	550	543	293	1,851	1,040

Total revenues	140,086	154,123	157,624	169,258	114,749	621,091	461,473

Expenses:
Clearing services	18,023	19,490	18,671	19,225	14,286	75,409	63,810
Contracted license fees	1,738	1,914	1,771	1,858	1,733	7,281	6,856
Salaries and benefits	19,102	19,028	18,955	18,820	20,488	75,905	75,150
Depreciation and amortization	14,086	14,789	13,671	12,252	13,732	54,798	54,921
Professional services	3,939	4,558	3,661	14,401	6,424	26,559	20,553
General and administrative expenses	5,076	4,546	3,885	4,837	6,059	18,344	21,575
Building operating costs	6,603	6,002	5,406	6,450	6,006	24,461	25,700
Information technology services	12,230	11,885	13,282	11,951	11,870	49,348	44,599
Programs	2,627	3,086	2,497	3,525	3,104	11,735	10,515
Litigation settlement	—	—	—	—	—	—	4,000
Severance and related costs	1,036	(22)	67	133	3,032	1,214	3,309

Operating expenses	84,460	85,276	81,866	93,452	86,734	345,054	330,988

Income from operations	55,626	68,847	75,758	75,806	28,015	276,037	130,485

Non-operating Income and Expense
Interest income	3,483	4,363	5,382	5,879	2,612	19,107	5,100
Interest expense	(585)	(388)	(304)	(236)	(607)	(1,513)	(2,958)

Non-operating income (expense)	2,898	3,975	5,078	5,643	2,005	17,594	2,142

Income before income taxes	58,524	72,822	80,836	81,449	30,020	293,631	132,627

Income taxes
Current	25,466	32,168	35,460	33,585	17,481	126,679	66,646
Deferred	(2,291)	(3,042)	(3,777)	2,794	(5,252)	(6,316)	(11,023)

Total income taxes	23,175	29,126	31,683	36,379	12,229	120,363	55,623

Income before equity in unconsolidated subsidiary	35,349	43,696	49,153	45,070	17,791	173,268	77,004

Equity in loss of unconsolidated subsidiary - net of tax	(246)	(237)	(340)	(203)	(94)	(1,026)	(461)

Net income	$35,103	$43,459	$48,813	$44,867	$17,697	$172,242	$76,543

Earnings per share: (2)
Basic	$0.66	$0.82	$0.92	$0.85	$0.34	$3.26	$1.09
Diluted	$0.66	$0.82	$0.92	$0.85	$0.34	$3.26	$1.09
Weighted average number of common stock shares: (3)(4)
Basic	52,787	52,792	52,794	52,795	52,079	52,792	50,045
Diluted	52,840	52,848	52,865	52,887	52,116	52,861	50,055

(1)	Certain reclassifications have been made to prior period amounts to conform to current period presentation. For instance, the distinct income statement line items titled “Interest income” and “Interest expense” have been reclassified from revenue and operating expense, respectively, to a non-operating income and expense section in the consolidated statements of income. The presentation of these items has been changed to more closely conform to the Securities and Exchange Commission’s Article 5 of Regulation S-X.
(2)	Income used in the calculation of earnings per share, only includes earnings allocated to each reported period after April 22, 2005, the date the CBOT demutualized and became a stock, for-profit company. The amount of income allocated to the period before April 22, 2005 and not included in the calculation of earnings per share was $21,824 for the year ended December 31, 2005.
(3)	CBOT members received an aggregate of 49,360 shares of Class A common stock of CBOT Holdings as a result of the demutualization. Weighted average number of shares used in the calculation is based on the average number of shares outstanding after April 22, 2005 rather than the entire reporting period.
(4)	On October 24, 2005, CBOT Holdings closed an initial public offering of its Class A common stock. The number of shares of Class A common stock outstanding immediately after this offering was 52,787 shares.

Operating expense makeup:
Volume-based	19,761	21,404	20,442	21,083	16,019	82,690	70,666
Baseline	63,663	63,894	61,357	72,236	67,683	261,150	253,013
Other	1,036	(22)	67	133	3,032	1,214	7,309

Total	84,460	85,276	81,866	93,452	86,734	345,054	330,988

CBOT Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	QUARTER ENDED					YTD
	03/31/06	06/30/06	09/30/06	12/31/06	12/31/05	12/31/06	12/31/05
Cash flows from operating activities:
Net income	$35,103	$43,459	$48,813	$44,867	$17,697	$172,242	$76,543
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	14,086	14,789	13,671	12,252	13,732	54,798	54,921
Deferred income taxes (benefit)	(2,291)	(3,042)	(3,777)	2,794	(5,252)	(6,316)	(11,023)
Stock-based compensation	413	1,248	544	543	1,774	2,748	1,774
Change in allowance for doubtful accounts	—	85	20	(368)	(118)	(263)	251
(Gain) / loss on foreign currency transaction	(2)	11	3	—	(23)	12	(390)
(Gain) / loss on sale or retirement of fixed assets	7	—	21	38	185	66	189
Equity in loss of unconsolidated subsidiary	411	394	567	338	155	1,710	768
Amortization of short term investment discounts	(1,094)	(125)	(2,674)	2,545	(1,074)	(1,348)	(1,211)
Changes in assets and liabilities:
Accounts receivable	(16,654)	(2,150)	(4,602)	(651)	3,546	(24,057)	(4,715)
Income tax receivable / payable	18,674	(18,424)	4,324	103	3,987	4,677	7,308
Prepaid expenses	(4,823)	2,455	1,758	3,003	2,704	2,393	2,132
Other assets	376	(2,628)	428	528	149	(1,296)	(577)
Accounts payable	(7,490)	(674)	834	(1,976)	5,495	(9,306)	(90)
Accrued clearing services	3,737	1,467	(820)	556	(1,344)	4,940	(305)
Accrued real estate taxes	(1,652)	2,030	(2,503)	1,868	(1,865)	(257)	107
Accrued payroll costs	(3,385)	1,965	2,808	2,120	783	3,508	(85)
Accrued exchange fee rebates	(541)	(259)	50	225	(1,078)	(525)	(1,041)
Accrued employee termination	(1,308)	(614)	(355)	(162)	2,761	(2,439)	3,381
Accrued liabilities	(702)	1,047	148	(1,877)	769	(1,384)	1,449
Funds held for deposit and membership transfers	18,399	(19,688)	(2,444)	(9,526)	(2,409)	(13,259)	559
Other current liabilities	(4,751)	(20)	(134)	(105)	4,861	(5,010)	4,934
Other long-term liabilities	253	243	(1,709)	140	172	(1,073)	(827)

Net cash flows from operating activities	46,766	21,569	54,971	57,255	45,607	180,561	134,052
Cash flows from investing activities:
Acquisition of property and equipment	(4,195)	(6,658)	(8,721)	(4,550)	(12,825)	(24,124)	(40,236)
Purchase of short term investments	(124,483)	(275,633)	(85,151)	(265,940)	(221,038)	(751,207)	(294,997)
Proceeds from short term investments	111,486	201,781	77,355	289,410	46,423	680,032	71,156
Restricted cash	(15,172)	20,021	(38)	8,245	3,223	13,056	(6,370)
Proceeds from sale of property and equipment	93	—	(1)	—	1	92	10
Investment in joint ventures	(254)	(20)	(1,000)	(10)	(3,006)	(1,284)	(3,204)

Net cash flows from (used in) investing activities	(32,525)	(60,509)	(17,556)	27,155	(187,222)	(83,435)	(273,641)
Cash flows from financing activities:
Repayments of borrowings	(10,714)	—	(7,583)	(1,062)	(1,082)	(19,359)	(19,535)
Net proceeds from initial public offering	—	—	—	—	169,498	—	169,498
Excess tax benefit of stock compensation	—	—	—	79	222	79	222
Capital contributions from members	—	—	—	—	—	—	134

Net cash flows from (used in) financing activities	(10,714)	—	(7,583)	(983)	168,638	(19,280)	150,319

Net increase (decrease) in cash and cash equivalents	3,527	(38,940)	29,832	83,427	27,023	77,846	10,730
Cash and cash equivalents - beginning of period	101,321	104,848	65,908	95,740	74,298	101,321	90,591

Cash and cash equivalents - end of period	$104,848	$65,908	$95,740	$179,167	$101,321	$179,167	$101,321

Cash paid for:
Interest	$736	$110	$550	$10	$41	$1,406	$2,427

Income taxes (net of refunds)	$6,627	$50,434	$30,910	$33,268	$13,394	$121,239	$59,031

Non-cash activity:
FAS 159 pension adjustment	$—	$—	$—	$14,176	$—	$14,176	$—

Reconciliation of GAAP to Non-GAAP Financial Measures

CBOT used non-GAAP financial measures of operating performance to eliminate 2006 merger-related expenses attributable to the announced merger with CBOT and CME. Non-GAAP measures do not replace and are not superior to the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	GAAP Operating Income	Merger-related Expenses	Non-GAAP Operating Income
FY 2006	$276.0	$9.7	$285.7
Q4 2006	$75.8	$9.5	$85.3

	GAAP Operating Margin	Merger-related Expenses	Non-GAAP Operating Margin
FY 2006	44.4%	1.6%	46.0%
Q4 2006	44.8%	5.6%	50.4%

	GAAP Net Income	Merger-related Expenses	Non-GAAP Net Income
FY 2006	$172.2	$9.7	$181.9
Q4 2006	$44.9	$9.5	$54.4

	GAAP Earnings Per Share	Merger-related Expenses	Non-GAAP Earnings Per share
FY 2006	$3.26	$0.18	$3.44
Q4 2006	$0.85	$0.18	$1.03